UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2024

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2024, Mark A. Ruelle notified Evergy, Inc. (the “Company”) of his decision not to stand for re-election to the board of directors of the Company (the “Board”) at the 2024 annual meeting of shareholders, and will retire from the Board and from the role of Chairman of the Board, effective at the end of his term on May 7, 2024. Mr. Ruelle advised the Company that his decision not to stand for reelection was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. David Campbell, the Company’s President, Chief Executive Officer and a member of the Board will assume the role of Chairman of the Board, effective May 7, 2024. Mr. Ruelle intends to continue to serve as the Chairman of the Board and as a member of the Nuclear, Power Supply, and Environmental Committee of the Board through the annual shareholder meeting in May 2024. The Company wishes to express its appreciation for Mr. Ruelle’s more than 30 years of service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Heather A. Humphrey
Name:	Heather A. Humphrey
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 8, 2024